March 2021

New Valley LLC, the real estate subsidiary of Vector Group Ltd. (NYSE: VGR), is a diversified real estate services and technology company that owns Douglas Elliman Realty, LLC and is seeking to acquire or invest in additional real estate properties or ventures.

NEW VALLEY REAL ESTATE INVESTMENTS[1]

New Valley has invested approximately $159 million[2], as of December 31, 2020, in a broad portfolio of real estate ventures.

New Valley's Significant Real Estate Investment Portfolio[1]



Land Development/Real Estate Held for Sale, net
Apartments/ Condominiums/ Hotels
Commercial Retail/ Office Assets
New York City Investments
West Hialeah (Miami)
Wynn Las Vegas Retail (Las Vegas)
Escena (Palm Springs)
87 Park (Miami Beach)
The Park on Fifth (Miami Beach)
Ritz-Carlton Villas (Miami Beach)
MIDTOWN
UNION SQUARE
MEATPACKING DISTRICT
WEST VILLAGE
EAST VILLAGE
SOHO
TRIBECA
LOWER EAST SIDE
QUEENS
East River
Hudson River

New Valley's New York Real Estate Investments[1]

1. **Townhome (11 Beach Street)** TriBeCa
2. **The Dime (Havemeyer Street)** Brooklyn
3. **9 DeKalb** Brooklyn
4. **Meatpacking Plaza** Meatpacking District

DOUGLAS ELLIMAN

- Largest residential real estate brokerage firm in New York metropolitan area and sixth-largest in the United States.
- Closings of $29.1 billion for the year ended December 31, 2020; Douglas Elliman has more than 6,700 affiliated agents and approximately 105 offices in the U.S.
- Maintains an alliance with Knight Frank— the largest independent residential brokerage in the United Kingdom— to jointly market high-end properties, providing a network with approximately 500 offices across 60 countries with approximately 19,000 affiliated agents.
- Revenues and Adjusted EBITDA (loss) at Douglas Elliman of $774 million and $22.1 million,[3] respectively, for the year ended December 31, 2020

EXECUTIVE MANAGEMENT

Howard M. Lorber
President and Chief Executive Officer

Richard J. Lampen
Executive Vice President, Chief Operating Officer

J. Bryant Kirkland III
Senior Vice President, Chief Financial Officer and Treasurer

Marc N. Bell
Senior Vice President, General Counsel and Secretary

J. David Ballard
Senior Vice President, Enterprise Efficiency and CTO

COMPANY HIGHLIGHTS

- Executive offices in Manhattan and Miami
- Douglas Elliman recognized as one of America's Best Places to Work by Forbes in 2021

Douglas Ellman Closings



$18.2B
$22.4B
$24.5B
$26.1B
$28.1B
$28.8B
$29.1B
2014
2015
2016
2017
2018
2019
2020

New Valley 2020 Revenues



Real Estate Brokerage Commissions
Property Management
Revenues from Investments in Real Estate
Other
$34M
$21M
$8M
$798M
$735M

New Valley Adjusted EBITDA[3]



$27.9M
$10.3M
$6.1M
$21.7M
2017
2018
2019
2020

[1] Please refer to Vector Group Ltd.'s Form 10-K for the period ended December 31, 2020 in the section "Summary of Real Estate Investments" section of Item 7 - Management's Discussion and Analysis of Financial Condition and Results of Operations.

[2] Net of cash returned.

[3] New Valley's net income (loss) was $37.6M, $14.8M, $(11.4M) and $(75.9M) for the periods presented. Adjusted EBITDA is a non-GAAP financial measure. For a reconciliation of Net income (loss) to Adjusted EBITDA, please see Vector Group Ltd.'s Current Reports on Form 8-K, filed on May 3, 2019, February 28, 2020 and February 25, 2021 and Form 10-K for the fiscal year ended December 31, 2020 as well as the Disclaimer to this document on Page 2. New Valley's Adjusted EBITDA do not include an allocation of Vector Group Ltd.'s Corporate and Other Expenses (for purposes of computing Adjusted EBITDA) of $13.0M. $15.0M, $17.1M and $16.4M for the periods presented, respectively.

Contact: Emily Claffey / Ben Spicehandler / Columbia Clancy of Sard Verbinnen & Co (212) 687-8080

newvalley.com